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                                                                    Exhibit 10.y

                            TWELFTH AMENDMENT TO THE
               HUFFY CORPORATION SUPPLEMENTAL/EXCESS BENEFIT PLAN


         WHEREAS, Huffy Corporation (the "Sponsor") maintains the Huffy Corporation Supplemental/Excess Benefit Plan (the "Plan") effective January 1, 1988; and

         WHEREAS, a change in the method for calculating actuarially equivalent benefits under the Huffy Corporation Retirement Plan (the "Retirement Plan") has caused inconsistencies between the definition of the actuarially equivalent benefits in the Retirement Plan and this Plan; and

         WHEREAS, the Sponsor desires to amend the Plan to resolve this inconsistency, and the President or Secretary of the Sponsor is authorized to adopt such amendment;

         NOW, THEREFORE, the Sponsor adopts the following amendment to the Plan effective as of January 1, 2001:


I. Exhibit B to the Plan shall be amended by restating the last sentence of paragraph (c) under the definition of "Actuarial Equivalent" to read as follows:

                  The mortality table used to calculate lump sum payments under
                  Article V shall be the "applicable mortality table" provided for in Section 417(e)(3)(A)(ii)(I) of the Code, or such other table as may be designated by the Sponsor from time to time.


II.      In all other respects, the Plan shall remain unchanged.


         IN WITNESS WHEREOF, the Sponsor has caused this instrument to be executed as of this 4th day of June, 2001.



                                        HUFFY CORPORATION


                                        By:  /s/ Nancy A. Michaud
                                             ___________________________________

                                        Title: Vice President - General
                                               Counsel and Secretary
                                             ___________________________________